USF&G Corporation
Exhibit 11 - Computation of Earnings Per Share

                                                 For the Years Ended December 31
(dollars in millions except per share data)          1994        1993       1992
Net Income Available to Common Stock
  Primary:
    Income from continuing operations before
     cumulative effect of adopting new accounting
     standards                                       $232        $127       $35
    Less preferred stock dividend requirements         46          48        48
    Income from continuing operations before
     cumulative effect of adopting new accounting
     standards available to common stock              186          79       (13)
    Loss from discontinued operations                   -           -        (7)
    Income from cumulative effect of adopting new
     accounting standards                               -          38         -
          Net income (loss) available to common
           stock                                     $186        $117      $(20)
  Fully diluted:
    Income (loss) from continuing operations before
     cumulative effect of adopting new accounting
     standards                                       $232        $127       $35
    Less preferred stock dividend requirements         16          16        48
    Add interest expense on zero coupon bonds           5           -         -
    Income (loss) from continuing operations before
     cumulative effect of adopting new accounting
     standards available to common stock              221         111       (13)
    Loss from discontinued operations                   -           -        (7)
    Income from cumulative effect of adopting new
     accounting standards                               -          38         -
          Net income (loss) available to common
           stock                                     $221        $149      $(20)
Weighted Average Shares Outstanding
  Primary common shares (A):                   86,955,992  84,780,283 84,355,431
  Fully diluted (B):
       Common shares                           86,955,992  84,780,283 84,355,431
       Assumed conversion of preferred stock   24,950,202  26,611,211          -
       Assumed exercise of stock options          705,895   1,301,361          -
       Assumed conversion of zero coupon bonds  6,022,712           -          -
            Total fully diluted               118,634,801 112,692,855 84,355,431
Earnings Per Common Share
  Primary (A):
     Income (loss) from continuing operations
      before cumulative effect of adopting
      new accounting standards                      $2.14        $.93     $(.16)
     Loss from discontinued operations                  -           -      (.08)
     Income from cumulative effect of adopting
      new accounting standards                          -         .45         -
          Net Income (loss)                         $2.14       $1.38     $(.24)
  Fully diluted (B):
     Income (loss) from continuing operations
      before cumulative effect of adopting new
      accounting standards                          $1.86        $.98     $(.16)
     Loss from discontinued operations                  -           -      (.08)
     Income from cumulative effect of adopting
      new accounting standards                          -         .34         -
         Net Income (loss)                          $1.86       $1.32     $(.24)

(A) Shares issuable under stock options (691,776 shares in 1994, 1,301,361 shares in 1993, 613,974 shares in 1992) have not been used as common stock equivalents in the computation of primary earnings per common share presented on the face of the Consolidated Statement of Operations because the dilutive effect is not material.
(B) Fully diluted earnings per common share amounts are calculated assuming the conversion of all securities whose contingent issuance would have a dilutive effect on earnings. The effect of assuming conversion of the preferred stock (30,959,211 shares in 1992) is antidilutive and, therefore, the amounts presented in the Consolidated Statement of Operations for primary and fully diluted earnings per share are the same. Shares issuable under stock options (852,627 in 1992) have not been used as common stock equivalents because the dilutive effect is not material.